NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0116 Dated February 6, 1996     Rule 424(b)(2)
(To Prospectus dated November 24, 1995 and             File number: 33-63097
Prospectus Supplement dated January 10, 1996)


Senior Medium-Term Notes, Series E
Due Nine Months or More From Date of Issue

Principal Amount:                                    $  50,000,000.00
Issue Price:                             100.000%    $  50,000,000.00
Commission or Discount:                    0.215%    $     107,500.00
Proceeds to Company:                      99.785%    $  49,892,500.00


Agent:                            Morgan Stanley & Co. Incorporated, as
                                  Principal


Original Issue Date:              February 09, 1996
Stated Maturity Date:             February 09, 2001


Cusip #:                          63858R-DH-1
Form:                             Book entry only

Interest Rate:                    5.670% Fixed

Interest Payment Dates:           February 9 and August 9, commencing
                                  on August 9, 1996



Discount Note?                                                    No

May the Notes be redeemed by the Company prior to maturity?       No

May the notes be repaid prior to maturity at the option of the
holder?                                                           No